                                                              EXHIBIT 23.3

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                                /s/ Arthur Andersen
                                          -------------------------------------

                                                  Arthur Andersen
Boston, Massachusetts

February 11, 2000